Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of El Paso Pipeline Partners, L.P. of our reports relating to the consolidated financial statements as indicated below, which are incorporated by reference in the Registration Statement:
1.	Our report dated August 30, 2007, relating to the consolidated financial statements of Wyoming Interstate Company, Ltd. for the year ended December 31, 2005,

2.	Our report dated February 28, 2006, relating to the consolidated financial statements and financial statement schedule of Colorado Interstate Gas Company for the year ended December 31, 2005,

3.	Our report dated March 15, 2006, relating to the consolidated financial statements and financial statement schedule of Southern Natural Gas Company for the year ended December 31, 2005, and

4.	Our report dated February 25, 2008, relating to the consolidated financial statements of Citrus Corp. and Subsidiaries, which appears in the Southern Natural Gas Company Annual Report on Form 10-K for the year ended December 31, 2007.
We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
January 26, 2009